Exhibit 10.2
Execution Copy
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 3, 2007, is by and between INNUITY, INC., a Utah corporation (the “Company”), and each of the entities whose names appear on the signature pages hereof. Such entities are each referred to herein as an “Investor” and, collectively, as the “Investors”.
     The Company has agreed, on the terms and subject to the conditions set forth in the Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), to issue and sell to each Investor named therein (A) one or more 15% Senior Secured Notes in the form attached to the Securities Purchase Agreement (each, a “Note” and, collectively, the “Notes”) and (B) a Warrant in the form attached to the Securities Purchase Agreement (each, a “Warrant” and, collectively, the “Warrants”). The Warrants are exercisable into shares of Common Stock (the "Warrant Shares”) in accordance with their terms.
     In order to induce each Investor to enter into the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act”), and under applicable state securities laws.
     In consideration of each Investor entering into the Securities Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. DEFINITIONS.
     For purposes of this Agreement, the following terms shall have the meanings specified:
     ”Effective Date” means the date on which the Registration Statement is declared effective by the Commission.
     ”Filing Deadline” means the forty fifth (45th) calendar day following the Closing Date.
     ”Holder” means any person owning or having the right to acquire, through exercise of the Warrants or otherwise, Registrable Securities, including initially each Investor and thereafter any permitted assignee thereof.
     ”Registrable Securities” means the Warrant Shares and any other shares of Common Stock (or other securities) issued or issuable pursuant to the terms of the Warrants, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Warrant Shares.

     ”Registration Deadline” means the one hundred fiftieth (150th) calendar day following the Closing Date.
     ”Registration Period” has the meaning set forth in Section 2(b) of this Agreement.
     ”Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis.
     Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Securities Purchase Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
     2. REGISTRATION.
          (a) Filing of Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement on Form SB-2 as a “shelf” registration statement under Rule 415 covering the resale of a number of shares of Registrable Securities equal to two hundred percent (200%) of the number of Warrant Shares that would be issuable if the Warrants were then exercised in full (such number to be determined without regard to any limitation or restriction on (x) the issuance of such Registrable Securities or (y) the exercise of any Warrants). Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the exercise of the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events.
          (b) Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond promptly to any and all comments made by the staff of the Commission with respect to a Registration Statement, and shall submit to the Commission, within two (2) Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall use its best efforts to maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to the Registration Statement or Rule 144, and (ii) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144(k) under the Securities Act (“Rule 144(k)”) or any successor provision (the period beginning on the Registration Deadline and ending on the earliest to occur of clause (i) or (ii)

above being referred to herein as the “Registration Period”) or until such later date as the Company shall determine.
          (c) Registration Default. If (i) the Registration Statement is not filed on or before the Filing Deadline or declared effective by the Commission on or before the Registration Deadline, (ii) after a Registration Statement has been declared effective by the Commission, sales of Registrable Securities (other than such Registrable Securities as are then freely saleable pursuant to Rule 144(k)) cannot be made by a Holder under a Registration Statement for any reason not within the exclusive control of such Holder or (iii) an amendment or supplement to a Registration Statement, or a new registration statement, required to be filed pursuant to the terms of Section 3(j) of this Agreement, is not filed on or before the date required thereby (each of the foregoing clauses (i), (ii) and (iii) being referred to herein as a “Registration Default”), the Company shall, no later than two (2) Business Days after the date on which such Registration Default occurs, make a cash payment to each Holder equal to such Holder’s pro rata share (based on the number of Registrable Securities then held by or issuable to such Holder as compared to the number of Registrable Securities then held by or issuable to all Holders; in each case, without regard to any limitation or restriction on (x) the issuance of such Registrable Securities or (y) the exercise of any Warrants) of one percent (1%) of the aggregate Purchase Price paid by all of the Investors under the Securities Purchase Agreement for the Notes and Warrants (such amount, the "Registration Default Payment Amount”). In addition to the foregoing payment, the Company shall, for each calendar month in which a Registration Default occurred and/or existed, make an additional cash payment to each Holder equal to such Holder’s pro rata share of the Registration Default Payment Amount (pro rated for partial months), and the payment for each such calendar month shall be due on the last day of such calendar month; provided, however, that if the applicable Registration Default is cured prior to the end of a calendar month, then the cash payment for such month shall be made no later than two (2) Business Days after the date on which such Registration Default was cured. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, under any of the other Transaction Documents, or otherwise.
          (d) Black-Out Period. Notwithstanding the Company’s obligations under this Agreement, if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company or its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement due to the existence of a material development involving the Company which the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect, the Company shall have the right to suspend the use of the Registration Statement for a period of not more than five (5) consecutive Trading Days (the “Black-out Period”); provided, however, that the Company may so defer or suspend the use of the Registration Statement for no more than an aggregate of thirty (30) Trading Days in any twelve-month period. If the use of the Registration Statement is suspended by the Company under this Section 2(d), the Company shall promptly give written notice of the suspension to the Holders and shall promptly notify the Holders in writing as soon as the use of the Registration Statement may be resumed.
          (e) Allocation of Registered Shares. The initial number of Warrant Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities then held by or issuable to such Holder as compared to the number of Registrable Securities then held by or issuable to all Holders (in each case, without regard to any limitation or restriction on (x) the issuance of such Registrable Securities or (y) the exercise of any Warrants). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement and allocable to such Holder.
          (f) Registration of Other Securities. During the period beginning on the date hereof and ending on the Effective Date, the Company shall refrain from filing any registration statement (other than (i) a Registration Statement filed hereunder or that otherwise includes the Registrable Securities or (ii) a registration statement on Form S-8 with respect to stock option plans and agreements and stock plans currently in effect and disclosed in the Securities Purchase Agreement or the schedules thereto). The Company shall not include any securities other than Registrable Securities on any Registration Statement filed by the Company on behalf of the Holders pursuant to the terms hereof other than 1,607,620 additional shares of Common Stock to satisfy its registration obligations disclosed on Schedule 3.12 to the Securities Purchase Agreement.
     3. OBLIGATIONS OF THE COMPANY.
     In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to each Registration Statement:
          (a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;
          (b) as soon as practicable following the Closing, take all steps necessary and otherwise use its best efforts to secure the listing on the Principal Market of all Registrable Securities issuable upon exercise of the Warrants, and at any Holder’s request, provide such Holder with reasonable evidence thereof;
          (c) so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;
          (d) use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the

Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;
          (e) notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (f) use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof;
          (g) furnish to each Holder, on the date that such Registration Statement, or any successor registration statement, becomes effective, a letter, dated such date, signed by outside counsel to the Company and addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order;
          (h) provide to each Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available during normal business hours its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part;
          (i) permit counsel for each Holder to review such Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company’s responses thereto, within three (3) Business Days prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and
          (j) in the event that, at any time, the number of shares available under the Registration Statement is insufficient to cover one hundred and twenty-five percent (125%) of the Registrable Securities issued or issuable to the Holders under the Warrants (such number to be determined using the Exercise Price in effect at such time and without regard to any limitation or restriction on (x) the issuance of such Registrable Securities or (y) the exercise of any Warrants) the Company shall promptly amend such Registration Statement or file a new registration statement, in any event as soon as practicable, but not later than the tenth (10th) day following notice from a Holder of the occurrence of such event, so that such Registration Statement or such new registration statement, or both, covers no less than two hundred percent (200%) of the Registrable Securities issued or issuable to the Holders under the Warrants (such number to be determined using the Exercise Price in effect at the time of such amendment or filing and without regard to any limitation or restriction on (x) the issuance of such Registrable Securities or (y) the exercise of any Warrants). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any Registration Statement filed pursuant to this Section 3(j) shall state that, to the extent permitted by Rule 416 under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable under the Warrants in order to prevent dilution resulting from stock splits, stock dividends or similar events. Unless and until such amendment or new Registration Statement becomes effective, each Holder shall have the rights described in Section 2(c) of this Agreement.
     4. OBLIGATIONS OF EACH HOLDER.
     In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:
          (a) within three (3) Business Days after receipt of written request from the Company, furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;
          (b) upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f) of this Agreement, immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in such Section 3(e) or withdrawal of the stop order referred to in such Section 3(f), and will maintain the confidentiality of such notice and its contents;
          (c) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;
          (d) promptly notify the Company when it has sold all of the Registrable Securities beneficially owned by it; and
          (e) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; and immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     5. INDEMNIFICATION.
     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:
          (a) the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 5(c) of this Agreement, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses (promptly as such expenses are incurred) by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss arises out of or is based upon (i) any omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that conforms in all material respects to written information furnished by such person expressly for use in such Registration Statement or (ii) a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.
          (b) each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact stated therein or any omission to state a material fact required to be stated therein or necessary to make statements therein not misleading that conforms in all material respects to written information furnished by such person expressly for use in such Registration Statement. Subject to the provisions of Section 5(c) of this Agreement, such Holder will reimburse any reasonable legal or other expenses (promptly as such expenses are incurred) by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this

Section 5(b) exceed the amount of the net proceeds resulting from the sale of Registrable Securities by such Holder under such Registration Statement.
          (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including any governmental action or proceeding), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such action or proceeding. The failure by an indemnified party to notify the indemnifying party within a reasonable time following the commencement of any action or proceeding of which the indemnified party is aware, to the extent materially prejudicial to such indemnifying party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action or proceeding, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action or proceeding.
          (d) In the event that the indemnity provided in Sections 5(a) or 5(b) is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder (or its respective officers, directors, employees, agents, representatives or controlling persons), may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of Registrable Securities under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

          (e) The obligations of the Company and each Holder under this Section 5 shall survive the exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.
     6. REPORTS.
          With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144;
          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and
          (c) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration.
     7. MISCELLANEOUS.
          (a) Expenses of Registration. Except as otherwise provided in the Securities Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the letter described in Section 3(g) of this Agreement, shall be borne by the Company.
          (b) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.
          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.
          (d) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. A Holder may assign its rights and obligations hereunder in connection with any private sale or transfer of the Note, Warrant or Registrable Securities in accordance with the terms hereof and of the other Transaction Documents, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Holder” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign its rights or obligations under this Agreement.
          (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.
          (f) Headings. The headings in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
          (g) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to a reputable overnight courier, addressed as follows:
If to the Company:
Innuity, Inc.
8644 154th Avenue NE
Redmond, Washington 98052
Attn: John Wall
Tel: (425) 479-9909
Fax: (425) 278-1209
with a copy (which shall not constitute notice) to:
DLA Piper US LLP
701 Fifth Avenue, Suite 7000
Seattle, Washington 98104
Attn: Michael Hutchings
Tel: (206) 839-4800
Fax: (206) 839-4801
and if to a Holder, to such address for such party as shall appear on the signature page of the Securities Purchase Agreement executed by such party, or as shall be designated by such party in writing to the other parties hereto in accordance this Section 7(g).

          (h) Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Company and by the holders of a majority of the Registrable Securities into which the Warrants then outstanding are exercisable (without regard to any limitation on the exercise of the Warrants). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.
INNUITY, INC.

By:	/s/ JOHN R. WALL Name: John R. Wall Title: Chief Executive Officer
IMPERIUM MASTER FUND, LTD.

By:	Imperium Advisers, LLC

	By:	/s/ MAURICE HRYSHKO Name: Maurice Hryshko, Esq. Title: General Counsel